April 30, 2009

Richard Broitman
61 Pal Street
Plainview, NY 11803

Dear Rich,

We are delighted you have accepted the interim position of Acting Chief Accounting Officer during the transition of Chief Financial Officers for TheStreet.com. Your start date in this role will be May 9, 2009.

In consideration of your service during this period, TheStreet.com agrees to pay you a discretionary performance bonus, guaranteed to be at least $20,000 provided you meet or exceed the goals set forth in Schedule A, attached hereto.    The bonus payment will be made at year-end 2009 or shortly thereafter, in accordance with the Company’s normal schedule for year-end bonus payments.  You must be employed by the Company through December 31, 2009 in order to receive this bonus.

Very truly yours,
THESTREET.COM INC.,

By:	/s/ Daryl Otte
Daryl Otte
Interim Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Richard Broitman
Richard Broitman

Schedule A

Components of the bonus plan for Richard Broitman:

•
Until a new Chief Financial Officer commences employment, complete the preparations for the issuance of any Earnings Release during his time serving as Acting Chief Accounting Officer.  This includes leading of the finalization of the release, and managing the Investor Relations associate through the filing process to ensure a timely and accurate quarterly release;

•
Until a new Chief Financial Officer commences employment, participate in Company earnings calls.  This includes leading the preparation of the script for the call and participating in the call itself by reading agreed upon prepared remarks from the final script and answering questions after the prepared remarks as appropriate;

•	Manage the public filing process, which includes the completion of quarterly10Qfilings and signing the respective 10Q as Acting CAO of TheStreet.com;

•	Work with Teri Santos to complete the quarterly Board pack and ensure it is sent to the Board by the scheduled dates;

•	Complete the preparations for the Annual Meeting of Stockholders of TheStreet.com, Inc., to be held on May 28, 2009. This includes

•
Direct the preparation of and acting as final reviewer of all financial reports, including income statements, balance sheets, budgets, tax returns, sales tax, payroll taxes, payroll filings and reports for government regulatory agencies;

•	Act in an investor relations capacity with institutional investors as needed;

•	Effectively transition your knowledge of TheStreet.com accounting department and systems, as best as possible, to the new Chief Financial Officer.